UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2018

LIFEAPPS BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54867	80-0671280
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

Polo Plaza, 3790 Via De La Valle, #125E

, Del Mar, CA 92014

(Address of principal executive offices, including zip code)

(858) 527-1736

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2018 we entered into a 90-day Consulting Agreement(the “Wellfleet Agreement”), effective as of January 1, 2018, with Wellfleet Partners, Inc. (“Wellfleet”) in recognition of past and future financial, management consulting and advisory and due diligence services provided and to be provided to us by Wellfleet. In consideration thereof, we paid Wellfleet $7,500 in cash and issued an aggregate of 2,500,000 shares of our restricted common stock to two designees of Wellfleet.

Item 3.02 Unregistered Shares of Equity Securities

Reference is made to the disclosures set forth under Item 1.01 above, which disclosures are incorporated herein by reference.

Pursuant to the Wellfleet Agreement, effective January 8, 2018 we issued an aggregate of 2,500,000 shares of our restricted common stock to two designees of Wellfleet. The shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed with this Report:

	Exhibit Number	Description
	10.1	Consulting Agreement with Wellfleet Partners, Inc. dated as of January 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LifeApps Brands Inc.

Date: January 12, 2018	By:	/s/Robert A. Blair
	Name:	Robert A. Blair
	Title:	Chief Executive Officer